                                                                    EXHBIT 10.12

                                                                  EXECUTION COPY

================================================================================







                               PURCHASE AGREEMENT

                                     among

                             DELOITTE & TOUCHE LLP,

                   DELOITTE & TOUCHE ACQUISITION COMPANY LLC,

                           RE:SOURCES CONNECTION LLC

                                      and

                              RC TRANSACTION CORP.



                           Dated as of April 1, 1999







================================================================================

                               TABLE OF CONTENTS

                                                                            Page


1.   Purchase and Sale of Membership Interests............................... 1
     1.1.   Purchase and Sale of the Membership Interests.................... 1
     1.2.   Calculation of Purchase Price.................................... 1

2.   Closing; Payment of Purchase Price; Tax Distribution.................... 2
     2.1.   Purchase Price and Payment....................................... 2
     2.2.   Tax Distribution................................................. 2
     2.3.   Closing Date Balance Sheet; Reconciliation Payer; Tax
            Reconciliation Payment........................................... 3
     2.4.   Allocation of Purchase Price..................................... 4

3.   Representations and Warranties.......................................... 4
     3.1.   Representations and Warranties of Seller......................... 4
            (a)  Due Organization; Power; Capacity; Good Standing............ 5
            (b)  Authorization and Validity.................................. 5
            (c)  No Governmental Approvals or Notices Required; No Conflict.. 5
            (d)  Financier Information; Liabilities.......................... 6
            (e)  Capitalization; Ownership of Membership Interests........... 7
            (f)  Title and Condition of Assets; Absence of Liens............. 7
            (g)  List of Properties, Contracts, Permits and Other Data....... 7
            (h)  Legal Proceedings........................................... 9
            (i)  Insurance................................................... 9
            (j)  Intellectual Property....................................... 9
            (k)  Government Licenses, Permits and Related Approvals.......... 9
            (1)  Compliance with Law and Requirements........................ 9
            (m)  Employee Benefit Programs.................................. 10
            (n)  Certain Fees............................................... 11
            (o)  Absence of Certain Changes or Events ...................... 11
            (p)  Tax Matters................................................ 11
            (q)  Affiliate Transactions..................................... 12
     3.2    Representations and Warranties of Buyer......................... 12
            (a)  Due Organization; Good Standing and Power.................. 12
            (b)  Authorization and Validity................................. 12
            (c)  No Governmental Approvals or Notices; No Conflict.......... 13
            (d)  Brokers' Fees.............................................. 13
            (e)  Legal Proceedings.......................................... 13
            (f)  HSR Act.................................................... 13
            (g)  Securities Act............................................. 14
     3.3    Survival of Representations..................................... 14

4.   Agreements............................................................. 14
     4.1.   Use of Seller's Name............................................ 14

     4.2.   Certain Receivables from Seller................................. 15
     4.3.   Covered Plans................................................... 15
     4.4.   [Intentionally Omitted]......................................... 16
     4.5.   Opportunity to Inspect.......................................... 16
     4.6.   Association with Seller......................................... 16
     4.7.   Financing Materials............................................. 16
     4.8.   Consents........................................................ 17
     4.9.   Cooperation; Records............................................ 17

5.   Indemnification........................................................ 17
     5.1.   Seller Indemnity................................................ 17
     5.2.   Buyer Indemnity................................................. 18
     5.3.   Procedures for Indemnification.................................. 18
     5.4.   Additional Agreements........................................... 19

6.   Miscellaneous.......................................................... 20
     6.1.   Public Announcements............................................ 20
     6.2.   Expenses........................................................ 20
     6.3.   Transfer Taxes and Recording Expenses........................... 21
     6.4.   Notices......................................................... 21
     6.5.   Entire Agreement................................................ 22
     6.6.   Binding Effect.................................................. 22
     6.7.   Assignability................................................... 22
     6.8.   No Third Party Beneficiaries.................................... 23
     6.9.   Amendment; Waiver............................................... 23
     6.10.  Covenants Relating to Competition............................... 23
            (a)  Background................................................. 23
            (b)  Covenant Not to Compete.................................... 23
            (c)  Non-Solicitation of Employees.............................. 24
            (d)  Non-Solicitation of Customers.............................. 25
            (e)  Non-Disclosure............................................. 25
            (f)  Use of "Re:sources Connection" Name........................ 25
            (g)  Section 6.10 Definitions................................... 26
            (h)  Enforcement................................................ 26
     6.11.  Section Headings; Table of Contents............................. 26
     6.12.  Severability.................................................... 27
     6.13.  Counterparts.................................................... 27
     6.14.  APPLICABLE LAW; JURISDICTION; VENUE............................. 27

                                   SCHEDULES

Schedule 1     -     Consents
Schedule 2     -     GAAP Exceptions
Schedule 3     -     Tangible Assets
Schedule 4     -     Contracts, Agreements, Commitments, Etc.
Schedule 5     -     Real Property Leases
Schedule 6     -     Licenses, Permits and Franchises
Schedule 7     -     Legal Proceedings
Schedule 8     -     Insurance
Schedule 9     -     Defects in Patents, Tradmarks and Similar Rights
Schedule 10    -     Covered Plans
Schedule 11    -     Qualified Covered Plans
Schedule 12    -     Payments Under Covered Plans
Schedule 13    -     Certain Changes and Events
Schedule 14    -     Tax Matters


                                    ANNEXES

Annex A        -     Purchase Price
Annex B        -     Allocation of Purchase Price
Annex C        -     Financial Information
Annex D        -     Use of Seller's Name


                                   EXHIBITS

Exhibit A      -     Form of Tax Affidavit
Exhibit B      -     Form of Transition Services Agreement
Exhibit C      -     Form of Second Amended and Restated Operating Agreement

          PURCHASE AGREEMENT (this "Agreement"), dated as of April 1, 1999,
                                    ---------
among DELOITTE & TOUCHE LLP, a Delaware limited liability partnership

("Seller"), DELOITTE & TOUCHE ACQUISITION COMPANY LLC, a Delaware limited
  ------
liability company ("DTAC"), RE:SOURCES CONNECTION LLC, a Delaware limited
                    ----
liability company (the "Company") and RC TRANSACTION CORP., a Delaware
                        -------
corporation ("Buyer").
              -----

                                   WITNESSETH

          WHEREAS, Seller owns 99% of the limited liability company interests of the Company and DTAC owns 1% of the limited liability company interests of the Company (collectively, the "Membership Interests");
                            --------------------

          WHEREAS, the Company is engaged in the Business (as defined in Section 6.10(b)); and

          WHEREAS, upon and subject to the terms set forth herein, Buyer desires to buy and Seller and DTAC desire to sell the Membership Interests, all as hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed as follows:

1.  Purchase and Sale of Membership Interests.
    -----------------------------------------

          1.1.  Purchase and Sale of the Membership Interests.  On the basis of
                ---------------------------------------------
the representations, warranties, covenants and agreements set forth in this Agreement, Seller and DTAC on the date hereof hereby sell, convey, assign, transfer and deliver to Buyer, and Buyer hereby purchases and acquires from Seller and DTAC, the Membership Interests. In consideration for the sale by Seller and DTAC of the Membership Interests, Buyer shall pay to Seller the Purchase Price (as defined below).

          1.2.  Calculation of Purchase Price.  In consideration for the
                -----------------------------
Membership Interests, Buyer shall pay or cause to be paid to Seller and DTAC on the Closing Date (as defined herein) the sum of: $45.7 million plus $7,181,793
                                                                ----
(representing the amount calculated in accordance with Annex A attached hereto)
                                                       -------
plus the Adjustment Amount (collectively, the "Purchase Price").  The Estimated
----                                           --------------
Adjustment Amount (as defined below) is $1,922,207 and therefore the total payment to be paid to Seller and DTAC on the Closing Date will be $54,804,000.

          (A) For purposes of the payment on the Closing Date required by
     Section 2.1, the Adjustment Amount shall be based on the good faith estimate of the Seller and the Buyer (the "Estimated Adjustment Amount").
                                                ---------------------------

          (B) The final Adjustment Amount shall be determined and a payment reflecting any Reconciliation Payment (as defined below) shall be paid following the Closing Date as provided in Section 2.3.

          (C) The "Adjustment Amount" shall equal the Net Deloitte Advance as reflected on the Closing Date Balance Sheet (as defined below) minus the Net Deloitte Advance as reflected on the balance sheet of the Company as of December 12, 1998 included in Annex C (the "December 12 Balance Sheet").
                                   -------       -------------------------
     The Adjustment Amount may be a positive or negative number.

          (D) The Net Deloitte Advance shall equal the amount properly characterized as "Net Payable to Member" less the amount properly characterized as "Advances due from Member" on the December 12 Balance Sheet or the Closing Date Balance Sheet, as the case may be. In the event that such amount of the Net Payable to Member exceeds such amount of the Advances due from Member, the Net Deloitte Advance shall be positive. In the event that such amount of the Advances due from Member exceeds such amount of the Net Payable to Member, the Net Deloitte Advance shall be negative.

Seller and Buyer agree that upon the Closing Date for tax purposes (x) if the amounts owed to Seller and DTAC (as reflected on the line item entitled "Net Payable to Member" on the December 12 Balance Sheet) exceed the amounts owed by Seller and DTAC (as reflected on the line item entitled "Advances due from Member" on the December 12 Balance Sheet), such excess shall be deemed to be a capital contribution by Seller and DTAC to the Company; and (y) if the amounts owed by Seller and DTAC exceed the amounts owed to Seller and DTAC, such excess shall be deemed to be a distribution to Seller and DTAC by the Company. Such deemed contribution or distribution shall not be deemed to have occurred until after the calculation and payment of the Adjustment Amount, at which time the amounts reflected by the "Net Payable to Member" and "Advances due from Member" shall be reduced to zero. In the event that any amounts owed by the Company at December 12, 1998 in respect of ordinary course payables are not reflected on the December 12 Balance Sheet, either because documentation in respect thereof was not received prior to the preparation of the December 12 Balance Sheet or because such payables were inadvertently omitted therefrom, Seller, shall reimburse Buyer for the amount of such payables promptly on demand after the Closing Date.

2.  Closing; Payment of Purchase Price; Tax Distribution.
    ----------------------------------------------------

          2.1.  Purchase Price and Payment.  In consideration for the Membership
                --------------------------
Interests, and subject to the terms and provisions of this Agreement, on the date hereof (the "Closing Date") (a) Buyer shall deliver to Seller the Purchase
                  ------------
Price, by wire transfer in immediately available funds to such bank account as Seller shall have notified Buyer in writing at least two business days prior to the Closing Date, against delivery by Seller of the Membership Interests and (b) Seller and DTAC shall deliver to Buyer, against delivery by Buyer of the Purchase Price, the Membership Interests by amending and restating the Operating Agreement of the Company in the form attached hereto as Exhibit C.
                                                        ---------

          2.2.  Tax Distribution.  Immediately prior to the Closing Date, the
                ----------------
Company shall make a distribution to Seller and DTAC equal to the product of (x) the Company's estimated taxable income ("Estimated Taxable Income") for the
                                         ------------------------
period beginning on December 13, 1998 and ending on the Closing Date (assuming a closing of the books on December 12,

1998) and (y) 46% (the "Tax Distribution"). To the extent that the Company does
                        ----------------
not have sufficient cash to make the Tax Distribution, such amount shall be deemed to be advanced by D&T to the Company (and reflected on the Closing Date Balance Sheet as amount "Net Payable to Member") and distributed and owed to Seller for itself and DTAC. The Tax Distribution shall be treated for tax purposes as a distribution from the Company and not as additional Purchase Price. The Estimated Taxable Income shall be based on the good faith estimate of the Seller and the Buyer. The final taxable income of the Company for such period shall be determined and a payment reflecting any Tax Reconciliation Payment (as defined below) shall be paid following the Closing as provided in
Section 2.3.

          2.3.  Closing Date Balance Sheet; Reconciliation Payer; Tax
                -----------------------------------------------------
Reconciliation Payment.  (a) Buyer shall, as soon as reasonably practicable, but
----------------------
in no event later than 30 days after the Closing Date, prepare and deliver to Seller a statement of its determination as of the Closing Date of (i) the balance sheet of the Company as of the Closing Date (the "Closing Date Balance
                                                          --------------------
Sheet"), (ii) the taxable income of the Company for the period beginning on
-----
December 13, 1998 and ending on the Closing Date (assuming a closing of the books on December 12, 1998) (the "Closing Period Taxable Income"), (iii) the
                                  -----------------------------
Adjustment Amount, (iv) the Reconciliation Payment required, if any, and (v) the Tax Reconciliation Payment required, if any ("Buyer's Post Closing Statement").
                                              ------------------------------
The Closing Date Balance Sheet shall be calculated in accordance with generally accepted accounting principles as in effect on the Closing Date and, in any event, consistent with the past accounting practices of the Company as reflected in the December 12 Balance Sheet and the financial statements described in
Section 3.1(d). The Closing Period Taxable Income shall be calculated in a manner consistent with the past practices of the Seller and applicable laws and regulations. Buyer's Post Closing Statement shall describe, in reasonable detail, the calculation by Buyer of the Closing Period Taxable Income, the Adjustment Amount, the Reconciliation Payment and the Tax Reconciliation Payment. Buyer shall provide Seller with copies of the work papers relating to the Closing Date Balance Sheet, the Closing Period Taxable Income and any other information reasonably requested by Seller in connection with Seller's evaluation of Buyer's Post Closing Statement.

          (b) If Seller disagrees with any matter set forth in Buyer's Post Closing Statement in any respect, Seller shall provide Buyer with a written notice of such disagreement setting forth in reasonable detail the nature and basis of such disagreement, and Seller's proposed adjustment(s) (a "Dispute
                                                                    -------
Notice") within 20 days after Seller's receipt thereof.  If Buyer does not
------
receive a Dispute Notice within such 20-day period, Seller and DTAC shall be deemed to have agreed with the matters set forth in Buyer's Post Closing Statement, including the determination of the Reconciliation Payment and Tax Reconciliation Payment set forth therein. If Seller timely provides a Dispute Notice to Buyer, the representatives of Buyer and Seller shall meet promptly and attempt in good faith to resolve any differences. If Buyer and Seller cannot mutually resolve such disagreement within 10 days after the date of Seller's Dispute Notice, such dispute promptly shall be submitted for resolution to a recognizable and reputable certified public accounting firm that is mutually acceptable to Buyer and Seller. Such accounting firm promptly shall resolve the matters that are in disagreement between the parties with respect to Buyer's Post Closing Statement as set forth in the Dispute Notice in accordance with the terms of this Agreement, and promptly shall deliver its determination in writing to Buyer and Seller. The fees and expenses of such firm shall be borne by Buyer and Seller pro rata based on the difference between the adjustment that is awarded by such accounting firm from the adjustment set forth in the Buyer's Post Closing Statement as to the portion to be borne by Buyer and the difference between the adjustment that is awarded by such accounting firm from the adjustment set forth in the Dispute Notice as to the portion to be borne by Seller. The determination of such accounting firm shall be final and binding upon Buyer, Seller and DTAC.

          (c) The Reconciliation Payment shall be equal to (x) the Purchase Price as determined after determination of the Closing Date Balance Sheet using the Adjustment Amount minus (y) the Purchase Price as determined on the Closing Date using the Estimated Adjustment Amount. If such amount is positive, the Reconciliation Payment shall be paid promptly by Buyer to Seller and DTAC. If such amount is negative, the Reconciliation Payment shall be paid promptly by Seller to Buyer.

          (d) The Tax Reconciliation Payment shall be equal to (x) the Closing Period Taxable Income multiplied by 46% minus (y) the Tax Distribution. If such amount is positive, the Tax Reconciliation Payment shall be paid promptly by the Company to Seller and DTAC. If such amount is negative, the Tax Reconciliation Payment shall be paid promptly by Seller to Buyer and the Company.

          (e) In the event that any amounts owed by the Company to Seller at the Closing Date in respect of ordinary course payables of the Company funded by Seller are not reflected on the Closing Date Balance Sheet, either because documentation in respect thereof was not received prior to the completion of the procedure described in this Section 2.3 or because such payables were inadvertently omitted therefrom, Buyer shall reimburse Seller for the amount of such payables promptly on demand after the Closing Date.

          2.4.  Allocation of Purchase Price.  The Purchase Price shall be
                ----------------------------
allocated among the assets of the Company as set forth on Annex B hereto.
Buyer, the Company, DTAC and Seller agree to each file all Tax Returns (as defined below) (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

3.  Representations and Warranties
    ------------------------------

          3.1.  Representations and Warranties of Seller.  Each representation
                ----------------------------------------
and warranty contained in this Section 3.1 is qualified by the disclosures made in the corresponding disclosure schedules attached hereto as Schedules 1 through 14 which have been prepared by the Buyer Associated Representatives (as defined herein) (collectively, the "Disclosure Schedules"). This Section 3.1 and the
                            --------------------
Disclosure Schedules shall be read together as an integrated provision. The Company has been managed by Donald B. Murray ("Murray") and Stephen J. Giusto
                                               ------
("Giusto") who have been working with Buyer while acting in their capacities as
--------
partners of Seller and managing the Business and who are expected to resign from Seller and to work exclusively for Buyer following the Closing Date (together with Karen Ferguson, John Bower, Brad Miller, Dee Dinelly and other personnel reporting to Murray and Giusto who have direct and substantive involvement in the Business, the "Buyer Associated Representatives"). When representations and
                   --------------------------------
warranties set forth in this Agreement are qualified by the "Knowledge of

Seller," (i) with respect to any representations and warranties as of a date on or prior to December 12, 1998, such representations and warranties are given by Seller only to the extent of the actual knowledge after the Seller's Inquiry (as defined below) of the senior management of Seller consisting of Alan S. Bernikow, James Copeland, William Fowler, Harvey Braun and any partner or professional employee of Seller who has had direct and substantive involvement in the supply of services to the Company by Seller (but excluding the Buyer Associated Representatives) (the "Seller Representatives"), and (ii) with
                                  ----------------------
respect to any representations and warranties as of a date after December 12, 1998, such representations and warranties are given by Seller only to the extent of the actual knowledge of the Seller Representatives. As used herein, "Seller's Inquiry" means only a single inquiry by telephone by a Seller Representative with prior notice to Buyer in which Murray and Giusto participate and in which the Seller Representative inquires of Murray and Giusto as to whether the representations and warranties in this Section 3.1 as modified by the Disclosure Schedules are to their knowledge true and accurate. Seller shall have no further obligation of inquiry or other investigation of facts and no knowledge of a person other than the actual knowledge of a Seller Representative (whether such person is a partner or employee of Seller or in Seller's control or otherwise) shall be imputed to Seller. Subject to the foregoing, Seller represents and warrants to Buyer that:

          (a) Due Organization; Power; Capacity; Good Standing.  The Company is
              ------------------------------------------------
a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite partnership or limited liability company power and authority to own, lease and operate its properties and assets and to conduct its business as now conducted by it. Seller and DTAC have all requisite partnership or limited liability company power, as the case may be, and authority to enter into this Agreement and any other agreement contemplated hereby and to perform their obligations hereunder and thereunder. The Company is duly authorized, qualified or licensed to do business, and is in good standing, in each of the jurisdictions in which its right, title or interest in or to any of the assets held by it, or the conduct of its business, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or other), results of operations, assets, properties or business of the Company, other than any change arising out of general economic conditions in the United States, or have a material adverse effect on the Seller's ability to perform its obligations hereunder or under any other agreement contemplated hereby (each of such effects is herein called a "Material
                                                                        --------
Adverse Effect").
--------------

          (b) Authorization and Validity.  The execution, delivery and
              --------------------------
performance by Seller and DTAC of this Agreement and any other agreements contemplated hereby and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by Seller and DTAC.
No other partnership, limited liability company or securityholder action is necessary for the authorization, execution, delivery and performance by Seller or DTAC of this Agreement and any other agreements contemplated hereby and the consummation by Seller and DTAC of the transactions contemplated hereby or thereby except as have been obtained. This Agreement has been duly executed and delivered by Seller and DTAC and constitutes a valid and legally binding obligation of Seller and DTAC enforceable against them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (c) No Governmental Approvals or Notices Required; No Conflict.
              ----------------------------------------------------------
Except as set forth in Schedule 1, the execution, delivery and performance of
                       ----------
this Agreement and any other agreements contemplated hereby by Seller and DTAC and the consummation by Seller and DTAC of the transactions contemplated hereby and thereby (i) will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under, any provision of any law, rule or regulation, court or administrative order, writ, judgment or decree applicable to Seller, DTAC or, to the Knowledge of Seller, the Company, except for such violations the occurrence of which, and such consents, approvals, filings or notices the failure of which to obtain or make, would not reasonably be expected to have a Material Adverse Effect, and
(ii) will not (with or without the giving of notice or the lapse of time or both) (x) violate or conflict with, or result in the breach, suspension or termination of any provision of or constitute a default under, or result in the acceleration of the performance of the obligations of Seller, DTAC or, to the Knowledge of Seller, the Company under, or (y) result in the creation of any lien, mortgage, pledge, security interest, claim, charge or encumbrance or other restriction of any kind or nature (collectively, "Liens") upon all or any
                                                  -----
portion of the properties, assets or business of Seller, DTAC or, to the Knowledge of Seller, the Company pursuant to, the charter or by-laws or similar organizational document of Seller, DTAC or the Company, or, any indenture, mortgage, deed of trust, lease, agreement, contract or instrument to which Seller, DTAC or, to the Knowledge of Seller, the Company is a party or by which Seller, DTAC or, to the Knowledge of Seller, the Company or any of its properties, assets or business is bound, except for such violations, conflicts, breaches, suspensions, terminations, defaults, accelerations or Liens which would not reasonably be expected to have a Material Adverse Effect.

          (d) Financier Information; Liabilities.  (i) The audited balance
              ----------------------------------
sheets of the Company as of May 31, 1998, and as of December 12, 1998, and the related statements of income and retained earnings and statements of cash flows for the fiscal year ended May 31, 1998 and the period from June 1, 1998 to December 12, 1998, copies of which have been furnished to Buyer and are attached hereto as Annex C, present fairly in all material respects the financial
          -------
condition of the Company as at such dates, and the results of its operations for the fiscal year or period then ended, each to the extent set forth therein or except as set forth in Schedule 2. All such financial statements (except as set
                       ----------
forth in Schedule 2 or to the extent set forth in such financial statements), including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles in the United States as in effect from time to time, applied consistently throughout the periods involved ("GAAP"), each to the extent set forth in such financial statements or
           ----
except as noted in Schedule 2.  The Company did not have at the date of the most
                   ----------
recent balance sheet referred to above, any material contingent obligation, contingent liability or liability for taxes, or any long-term lease required under GAAP to be reflected therein or in a footnote thereto which is not so reflected. All such financial statements, including the related schedules and notes thereto are sometimes hereinafter referred to as the "Financial information." All trade accounts receivable of the Company
           ---------------------
reflected on the December 12 Balance Sheet (other than the Seller December 12 Receivables (as defined below)) are being purchased by Buyer for net book value on an as-is, where-is basis. An agreed upon reserve for bad debts has been debited from the amount of such accounts receivable to account for uncollectible receivables. No adjustment will be made through an indemnification claim, the procedure described in Section 2.3 or otherwise, as a result of any such receivable proving to be uncollectible in whole or in part or as a result of the aggregate collections in respect of such accounts receivable being in excess of the net amount recorded in respect thereof on the December 12 Balance Sheet.

          (ii) To the Knowledge of Seller, since December 12, 1998, the Company has not incurred any material liabilities or material obligations (known or unknown, absolute, accrued, contingent or otherwise), whether due or to become due other than those incurred in the ordinary course of the Business or not exceeding $50,000.

          (e) Capitalization; Ownership of Membership Interests.  (i) The
              -------------------------------------------------
Membership Interests represent 100% of the limited liability company interests of the Company. There are no preemptive rights, whether at law or otherwise, to purchase any securities of the Company and there are no outstanding options, warrants, subscriptions, agreements, plans, rights or other commitments pursuant to which the Company is or may become obligated to sell or issue any limited liability company interests or any other debt or equity security, and there are no outstanding securities convertible into such limited liability company interests or any other debt or equity security.

          (ii) Seller and DTAC are the record and beneficial owners of the Membership Interests. The delivery of the Membership Interests pursuant to this Agreement will transfer to Buyer good and valid title to such Membership Interests, free and clear of all Liens other than those placed thereon by Buyer.

          (f) Title and Condition of Assets; Absence of Liens.  To the Knowledge
              -----------------------------------------------
of Seller, the Company has sufficient title to the assets of the Company used by the Company in and necessary for the operation of the Business (the "Assets"),
                                                                     ------
free and clear of all Liens, except (a) such imperfections of title, easements, pledges, charges and encumbrances, if any, as do not in the aggregate materially detract from the value or materially interfere with the present use of the Assets or otherwise materially impair or interfere with the Business; (b) any lien or encumbrance for taxes which are not yet due or which are being contested in good faith by appropriate proceedings diligently prosecuted; (c) any carrier's, warehousemen's, mechanic's, materialman's, repairman's, landlord's or any other statutory or inchoate lien or encumbrance incidental to the ordinary conduct of the Business which involves an obligation that is not past due or which is being contested in good faith by appropriate proceedings diligently prosecuted; or (d) any interest of a governmental agency or instrumentality in any lawfully made pledge or deposit under workers' compensation, unemployment insurance or other social security statutes ("Permitted Liens"). Except as set
                                              ---------------
forth in Schedule 3, to the Knowledge of Seller, by virtue of the execution of
         ----------
the Transition Agreement (as defined below) dated the date hereof, a copy of which is attached as Exhibit B hereto, Buyer is obtaining (subject to the terms
                     ---------
and limitations
provided in the Transition Agreement) use of all of the tangible assets owned or leased by Seller or with respect to which Seller otherwise has an interest (other than through ownership of the Membership Interests) and used by the Company in and necessary for the operation by the Company of the Business as presently operated, other than such assets which in the aggregate if not available for Buyer's use would not be reasonably expected to have a Material Adverse Effect. To the Knowledge of Seller, the Company does not, directly or indirectly, own any real property.

          (g) List of Properties, Contracts, Permits and Other Data.  The
              -----------------------------------------------------
following Schedules set forth certain information with respect to the Assets and the Company as of December 12, 1998:

               (i) excluding each employee benefit plan, or any other plan, agreement, program, policy or other arrangement of a type described in the first sentence of Section 3.1(m)(i) without regard to whether it is material and without regard to clauses (A) and (B) of such sentence, to the Knowledge of Seller, other than those identified on

          Schedule 4 prepared by the Buyer Associated Representatives, as of
          ----------
          December 12, 1998 there were no material written operating, non-competition, acquisition, shareholder, marketing and servicing, loan, partnership, advertising, distribution, solicitation and hardware/software agreements, notes, guarantees, purchase commitments, promotional, lease and other contracts or agreements to which the Company is a party or by which any of its assets or properties is bound and which do not involve the annual payment or receipt of less than $50,000 or which are not cancelable on thirty days or less notice (unless such cancellation would result in a penalty or liability to Buyer) ("Contracts");
                   ---------

               (ii)  other than those identified on Schedule 5 prepared by the
                                                    ----------
          Buyer Associated Representatives, as of December 12, 1998 to the Knowledge of Seller there were no leases of real property under which the Company is a lessee ("Leases");
                                    ------

               (iii)  to the Knowledge of Seller, other than those identified on

          Schedule 6 prepared by the Buyer Associated Representatives, as of
          ----------
          December 12, 1998 there were no licenses, permits and franchises issued by foreign or domestic governmental authorities or other third parties and held by the Company ("Permits"), other than such licenses,
                                            -------
          permits and franchises the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

To the Knowledge of Seller, except as set forth in Schedules 4, 5 and 6 respectively, since December 12, 1998, the Company has not entered into, acquired or become obligated with respect to, any material Contracts, Leases or Permits. Except as set forth in Schedules 4, 5 and 6, true and complete copies of all documents (including all amendments thereto) referred to in the foregoing Schedules have been delivered or made available to Buyer (to the Knowledge of Seller as to Contracts, Leases and Permits the existence of which is represented to the Knowledge of

Seller above). To the Knowledge of Seller, except as set forth in Schedules 4, 5 and 6, all Permits, Leases and Contracts referred to in such Schedules are in full force and effect and are valid and enforceable in accordance with their respective terms against the parties thereto, except where the failure to be in full force and effect and valid and enforceable would not reasonably be expected to have a Material Adverse Effect and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing. To the Knowledge of Seller, the Company is not and each other party thereto is not in breach or default in the performance of any obligation under the Contracts, Leases or Permits, and, to the Knowledge of Seller, no event has occurred or has failed to occur whereby, with or without the giving of notice or the lapse of time or both, a default or breach will be deemed to have occurred thereunder or any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder, except for such breaches, defaults and events which would not reasonably be expected to have a Material Adverse Effect.

          (h) Legal Proceedings.  (i) Except as set forth in Schedule 7, as of
              -----------------                              ----------
December 12, 1998 there was no litigation, proceeding or governmental investigation to which the Company was a party pending or, to the Knowledge of Seller, threatened against the Company or Seller and relating to the Company or the transactions contemplated by this Agreement which in any case would reasonably be expected to result in any Material Adverse Effect or which seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby. As of December 12, 1998, neither Seller nor the Company was in violation of any term of any judgment, writ, decree, injunction or order entered by any court or governmental authority (domestic or foreign) and outstanding against the Company or Seller with respect to the Company or the transactions contemplated by this Agreement which violation would reasonably be expected to have a Material Adverse Effect.

          (ii) To the Knowledge of Seller, since December 12, 1998, there has not been any litigation, proceeding or governmental investigation to which Seller or the Company was a party pending or threatened against the Company or Seller and relating to the Company or the transactions contemplated by this Agreement which in any case would reasonably be expected to result in any Material Adverse Effect or which seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby. To the Knowledge of Seller, neither Seller nor the Company is in violation of any term of any judgment, writ, decree, injunction or order entered by any court or governmental authority (domestic or foreign) and outstanding against the Company or Seller with respect to the Company or the transactions contemplated by this Agreement which violation would reasonably be expected to have a Material Adverse Effect.

          (i) Insurance.  To the Knowledge of Seller, Schedule 8 is a true and
              ---------                               ----------
correct list of the Company's insurance maintained on its properties and assets, except any such insurance the absence of which would not reasonably be expected to have a Material Adverse Effect.

          (j) Intellectual Property.  To the Knowledge of Seller, no written or
              ---------------------
material oral claims have been asserted, except as set forth on Schedule 9, that
                                                                ----------
the use of the "Re:sources Connection" name by the Company infringes on the rights of any person. To the Knowledge of Seller, no claims have been asserted that the use of any other intellectual property by the Company infringes on the rights of any person, other than claims which would not reasonably be expected to have a Material Adverse Effect.

          (k) Government Licenses, Permits and Related Approvals.  To the
              --------------------------------------------------
Knowledge of Seller, except as set forth in Schedule 7, the Company has all
                                            ----------
licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities required for the conduct of the Business as presently conducted, except where the failure to have such licenses, permits, consents, approvals, authorizations, qualifications and orders would not reasonably be expected to have a Material Adverse Effect.

          (1) Compliance with Law and Requirements.  Except as disclosed on
              ------------------------------------
Schedule 7, to the Knowledge of Seller, since June 1, 1997 the Company has
----------
conducted the Business in compliance in all material respects with all laws, ordinances and regulations applicable to the Company, except those the failure to comply with would not reasonably be expected to have a Material Adverse Effect.

          (m) Employee Benefit Programs.  (i) Schedule 10 lists each material
              -------------------------       -----------
"Covered Plan," where such term means each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, without limitation, multiemployer plans within
             -----
the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism related thereto), whether formal or informal, oral or written, legally binding or not which (A) (x) is maintained, administered, or contributed to by Seller or any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with Seller (an "Affiliate") other than the Company or,
                                         ---------
to the Knowledge of Seller, maintained, administered or contributed to by the Company, and (y) covers any current or former employee or associate, of the Company (the "Covered Individuals") or (B) to the Knowledge of Seller with
              -------
respect to which the Company otherwise has any current or is reasonably likely to have any future liability in either case for which it would not be entitled to indemnification under Section 5.1 hereof.

          (ii) With respect to each material Covered Plan maintained, contributed to or administered by Seller or an Affiliate of Seller other than a Covered Plan maintained, contributed to or administered solely by the Company (each such Covered Plan, whether or not material, a "Seller Covered Plan"),
                                                     -------------------
Seller has delivered to Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and with respect to each material Covered Plan maintained, contributed to or administered solely by the Company (each such Covered Plan, whether or not material, a "Company Covered
                                                                 ---------------
Plan"), to the Knowledge of Seller, the Company has delivered to Buyer a current
----
accurate and complete copy (or to the
extent that no such copy exists, an accurate description) thereof (except that with respect to any material Covered Plan that is a welfare plan, fringe benefit plan, payroll, practice or similar arrangement (other than a severance arrangement), the Seller or to the Knowledge of Seller the Company may have elected to deliver to Buyer, in lieu of a plan document or summary plan description (as described below), a summary of material terms) and, to the extent applicable, (A) the most recent determination letter; and (B) any summary plan description and other material written communications (or a description of any material oral communications) by the Seller or an Affiliate of Seller other than the Company or, to the Knowledge of Seller, by the Company to Covered Individuals concerning the extent of the benefits provided under a material Covered Plan that are materially inconsistent with any plan document, summary, or summary plan description provided to Buyer hereunder.

          (iii) (A) Each material Seller Covered Plan has been, and each material Company Covered Plan has, to the Knowledge of Seller, been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws, rules and regulations except insofar as
      ----
a failure to so administer the material Covered Plans would not reasonably be expected to have a Material Adverse Effect; and (B) except as set forth on

Schedule 11, each material Covered Plan which is intended to be qualified within
-----------
the meaning of Code section 401(a) has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would be reasonably likely to cause the loss of such qualification of such material Covered Plan and would reasonably be expected to have a Material Adverse Effect.

          (iv) Except as disclosed on Schedule 12 or as reflected on the
                                      -----------
December 12 Balance Sheet, no material Covered Plan exists which is reasonably likely to result in the payment to any current or former Covered Individual or director of the Company of any money or other property or rights or accelerate or provide any other rights or benefits to any current or former Covered Individual or director of the Company for which the Company would have any liability, in either case, for which it would not be entitled to indemnification under Section 5.1 hereof as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 2806 and whether or not some other subsequent action or event would be required to trigger such payment, acceleration or provision.

          (v) The Pension Benefit Guaranty Corporation has not informed Seller or an Affiliate of Seller other than the Company that it is taking any action to terminate any employee benefit plan maintained by Seller or any "ERISA Affiliate" (as defined below) that is subject to Title IV of ERISA. No condition exists that presents a material risk of a withdrawal by Seller or any ERISA Affiliate from any multiemployer plan (as defined in Section 3(37) of ERISA) which will result in any liability to the Company that will have a Material Adverse Effect. For purposes of this Agreement, "ERISA Affiliate" means (A) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company;
(B) any partnership, trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the, Company; and (C) any entity which is a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company, any corporation described in clause (A) or any partnership, trade or business described in clause (B).

          (n) Certain Fees.  Neither Seller nor any of its officers, directors
              ------------
or employees or Affiliates has employed any broker or finder or incurred any other liability that would be due and payable by the Company for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby, other than any broker or finder employed, or any other such liability incurred, as a result of any action by a Buyer Associated Representative.

          (o) Absence of Certain Changes or Events.  To the Knowledge of Seller,
              ------------------------------------
since December 12, 1998 and except as otherwise specifically disclosed herein or set forth in Schedule 13, there has not been (i) any material adverse change in
             -----------
the Assets or in the condition (financial or other), results of operations or business of the Company other than any change arising out of general economic conditions in the United States or the industry in which the Company operates and other than as set forth in the Financial Information, or (ii) any material damage, destruction or loss relating to the Company, whether or not insured.

          (p) Tax Matters.  For purposes of this Agreement, (i) "Taxes" shall
              -----------                                        -----
mean all United States federal, state, provincial, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts; and (ii) "Tax Return" shall mean any return, declaration, report, claim for
          ----------
refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. All material Tax Returns required to be filed by the Company on or before the Closing Date have been or shall be timely filed and all Taxes which are due have been or shall be paid within the prescribed period or any extension thereof. Except as set forth on Schedule 14, there are no Tax liens upon any of the
                       -----------
Assets except for Liens for current Taxes not yet due and payable. Neither Seller nor DTAC is a "foreign person" within the meaning of section 1445 of the Code, and Seller and DTAC will furnish Buyer with an affidavit that satisfies the requirements of section 1445(b)(2) of the Code, in the form attached as

Exhibit A.
---------

          (q) Affiliate Transactions.  To the Knowledge of Seller, as of the
              ----------------------
Closing Date, the only arrangements or agreements between the Company and Seller or any of Seller's subsidiaries, are this Agreement, the Transition Services Agreement dated the date hereof, in the form attached as Exhibit B hereto (the
                                                         ---------
"Transition Agreement"), the arrangements contemplated hereby and thereby and
---------------------
the accounts receivable owed by the Seller and its subsidiaries to the Company in the ordinary course of business (other than the Seller December 12 Receivables which have all been paid).

          3.2.  Representations and Warranties of Buyer.  Buyer represents and
                ---------------------------------------
warrants to Seller as follows:

          (a) Due Organization; Good Standing and Power.  Buyer is a corporation
              -----------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to enter into this Agreement and any other agreement contemplated hereby and to perform its obligations hereunder and thereunder. Buyer is duly authorized, qualified or licensed to do business as a foreign corporation, and is in good standing, in each of the jurisdictions in which its right, title or interest in or to any asset held by it, or the conduct of its business, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder or under any other agreement contemplated hereby or have a material adverse effect on the condition (financial or other), results of operations, assets, properties or business of Buyer, other than any change arising out of general economic conditions in the United States (each of such effects is herein called a "Buyer Material Adverse Effect").
          -----------------------------

          (b) Authorization and Validity.  The execution, delivery and
              --------------------------
performance by Buyer of this Agreement and any other agreements contemplated hereby and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by its Board of Directors. No other corporate or stockholder action is necessary for the authorization, execution, delivery and performance by Buyer of this Agreement and any other agreement contemplated hereby and the consummation by Buyer o f the transactions contemplated hereby or thereby except as have been obtained. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (c) No Governmental Approvals or Notices; No Conflict.  The execution,
              -------------------------------------------------
delivery and performance of this Agreement and any other agreements contemplated hereby by Buyer and the consummation by it of the transactions contemplated hereby and thereby (i) will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under any provision of any law, rule or regulation, court or administrative order, writ, judgment or decree applicable to Buyer or its assets or properties, except for such violations the occurrence of which, and such consents, approvals, filings or notices the failure of which to obtain or make, would not reasonably be expected to have a Buyer Material Adverse Effect, and (ii) will not (with or without the giving of notice or the lapse of time or both) violate or conflict with, or result in the breach, suspension or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Buyer under, or in the creation of any Liens pursuant to, the charter or by-laws of Buyer or any indenture, mortgage, deed of trust, lease, agreement, contract or instrument to which Buyer is a party or by which Buyer or any of its assets or properties is' bound, except for such violations, conflicts, breaches, suspensions, terminations, defaults, accelerations or Liens which would not reasonably be expected to have a Buyer Material Adverse Effect.

          (d) Brokers' Fees.  With the exception of fees and expenses payable to
              -------------
Evercore Advisors, Inc., which will be paid by Buyer following the Closing, neither Buyer nor any of its officers, directors or employees, on behalf of Buyer, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

          (e) Legal Proceedings.  There is no litigation, proceeding or
              -----------------
governmental investigation to which Buyer is a party pending or, to the knowledge of Buyer, threatened against it or relating to the transactions contemplated by this Agreement which would reasonably be expected to result in a Buyer Material Adverse Effect or which seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby. Buyer is not in violation of any term of any judgment, writ, decree, injunction or order entered by any court or governmental authority (domestic or foreign) and outstanding against Buyer which violation would reasonably be expected to have a Buyer Material Adverse Effect.

          (f) HSR Act.  With respect to the analysis of whether a filing in
              -------
connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), is required in connection with the incorporation and
              -------
organization of Buyer or the purchase of the Membership Interests by Buyer hereunder, as of the date of formation of Buyer within the meaning of Section
801.40 of the rules promulgated pursuant to the HSR Act (the "HSR Rules") and
                                                              ---------
the date hereof prior to the consummation of the transactions contemplated hereby (i) as determined in accordance with Section 801.40(c) of the HSR Rules, Buyer does not have total assets of $100 million or more, (ii) no person (as defined in the HSR Rules) holds 50% or more of the outstanding voting securities of Buyer, (iii) no person (as defined in the HSR Rules) has the contractual power to designate 50% or more of the members of the board of directors of Buyer, (iv) no person (as defined in the HSR Rules), which includes any stockholder of Buyer, together with any of such stockholder's Affiliates, holds, in the aggregate, voting securities of Buyer valued in excess of $15 million,
(v) Buyer does not have a regularly prepared balance sheet within the meaning of
Section 801.11 of the HSR Rules and (vi) all assets held by Buyer less all cash to be used by Buyer as consideration for the purchase of the Membership Interests have an aggregate fair market value of less than $10 million.

          (g) Securities Act.  Buyer acknowledges that it has sufficient
              --------------
knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the Membership Interests and of making an informed investment decision with respect thereto. Buyer is purchasing the Membership Interests for its own account, for investment, and is not purchasing the Membership Interests (i) in connection with the offer or sale of the Membership Interests to others, (ii) with a view to the distribution of the Membership Interests within the meaning of the Securities Act of 1933, as amended (the, "Securities Act"), (iii) with a view to
                                          --------------
underwriting any such distribution, or (iv) with a view to engaging in conduct which may violate the registration requirements of the Securities Act or any state securities laws. Buyer understands that the Membership Interests have not been registered under the Securities Act, or any state securities laws, and the Membership Interests may not be transferred or sold unless registration is then effective or an exemption from registration is then available.

          3.3.  Survival of Representations.  The representations, warranties,
                ---------------------------
covenants and agreements contained in this Agreement, and in any agreements, certificates or other instruments delivered pursuant to this Agreement, shall survive the Closing Date and shall remain in full force and effect for the applicable periods of time specified in subsection 5.4(a).

4.  Agreements.
    ----------

          4.1.  Use of Seller's Name.  Neither Buyer nor the Company nor any of
                --------------------
their subsidiaries have any right, title or interest in or to the names "Deloitte", "Touche" and "Deloitte & Touche" and any variant thereof. Buyer acknowledges that the "Deloitte & Touche LLP" name has been used to market and promote services of the Company to date and will be unavailable for that purpose after the Closing Date, with the limited exceptions set forth below. Buyer acknowledges that the inability to use such name for such purpose could negatively impact the Business. Neither Buyer nor the Company nor any of their subsidiaries shall use such names in any manner, except that:

          (i) Buyer or the Company may make the factual statements contained in Annex D in the following contexts: oral communications with actual or potential clients, associates or employees or professional organizations or written communications with such persons limited to individually addressed letters, e-mail messages, presentations and proposals and employee communications; so long as, in each case:

          (A) such statement remains factually correct at the time made;

          (B) such statement is presented as a statement of fact in text and neither the presentation nor the context of the statement lends prominence to the "Deloitte & Touche LLP" name (by highlighting, placement in a headline, or otherwise) over the general textual presentation in which it appears; and

          (C) the statements indicated with an asterisk in Annex D are accompanied by equally prominent recitation of the disclaimer set forth in such Annex; and

          (ii) Buyer or the Company may request the consent of Seller for the following:

          (A) use of the factual statements contained in Annex D in a context other than those described in clause (i) above;

          (B) use of the "Deloitte & Touche LLP" name in print, broadcast or internet advertising; or

          (C) use of the "Deloitte & Touche LLP" name in documents relating to financings or the offering of securities;

     by written request to Ellen Ringel at Deloitte & Touche LLP, 10 Westport Road, P.O. Box 820, Wilton, Connecticut, 06897-0820 (telephone: 203-761-3522; telecopy: 203-761-3596) (or such successor as Seller may specify by notice to Buyer), which request shall include a description of the proposed use, the context in which it will appear and other relevant information; Seller shall: (x) use its commercially reasonable efforts to respond to such request within 5 business days; (y) not unreasonably withhold its consent to a request described in (A) and (C) above; and (z) be deemed to have consented to such request if it does not inform Buyer or the Company of its refusal to grant such request within 10 business days of receipt of the written notice requesting such consent provided that at least two business days prior to such deemed consent, a representative of Buyer shall inform Ms. Ringel (or her successor) and the General Counsel of Seller by telephone that such request has not been granted or refused to date and that such request will be deemed granted pursuant to this Section 4.1 in two business days unless previously refused;

provided that neither Buyer nor the Company shall make any use of the "Deloitte & Touche LLP" name pursuant to (i) or (ii) above as a trademark or service mark.

          4.2.  Certain Receivables from Seller.  The accounts receivable owed
                -------------------------------
by Seller to the Company, reflected on the December 12 Balance Sheet and unpaid at the Closing Date are set forth on Annex A (the "Seller December 12
                                     -------       ------------------
Receivables").  The amount of the Seller December 12 Receivables has been
-----------
deducted from the Purchase Price pursuant to Annex A and such receivables shall
                                             -------
be deemed to be zero upon consummation of the transactions contemplated hereby. In the event that the Company receives payment in respect of any Seller December 12 Receivable after the Closing Date, it shall notify Seller and pay over the amount of any such payment to Seller.

          4.3.  Covered Plans.  As of the Closing Date, the Company shall cease
                -------------
to be a participating employer in, and the Company's employees and associates shall cease to be participants in or accrue further benefits under, the Seller Covered Plans. The transactions contemplated hereby shall not result in any division of any of the Covered Plans among the Seller or an Affiliate of Seller other than the Company and the Company or otherwise or any division of any of the assets related to any such plan. Buyer shall not be liable for, and Seller or an Affiliate of Seller other than the Company hereby expressly retains and assumes liability for, (i) any severance benefits and any other termination benefits resulting from the termination of employment with the Company of any employee or associate of the Company prior to or as of December 12, 1998, except to the extent that the benefits are reflected on the December 12 Balance Sheet and (ii) all obligations and liabilities arising under, or in respect of, any Seller Covered Plans, regardless of when incurred, or any Company Covered Plans that are incurred on or before December 12, 1998, in either case except to the extent reflected on the December 12 Balance Sheet. With respect to each Seller Covered Plan, the Company shall be required to remit to Seller or to the appropriate Affiliate or to the trustee of any trust related to any such Seller Covered Plan any amounts required to be paid or contributed in respect of such Seller Covered Plan by the Company or any participants who are current or former employees or associates of the Company that have not been paid as of the Closing Date, except to the extent such amounts are shown on the December 12 Balance Sheet or the Closing Date Balance Sheet. Neither the Company nor the Buyer shall have any right to or interest in any Seller Covered Plan or any assets related thereto and the Company and Buyer hereby assign to Seller and the Affiliates of

Seller (other than the Company) any such right or interest the Company or the Buyer otherwise may have been deemed to have. Neither Seller nor its Affiliates (other than the Company) shall have any liability whatsoever, and the Buyer and the Company shall be solely responsible, for any and all liabilities arising under or with respect to (i) any Company Covered Plans that are incurred after December 12, 1998 or reflected on the December 12 Balance Sheet, (ii) any Seller Covered Plans that are reflected on the December 12 Balance Sheet or (iii) any employee benefit plans maintained, contributed to or administered by the Company which are not Covered Plans.


          4.4.  [Intentionally Omitted].
                 ---------------------

          4.5.  Opportunity to Inspect.  Buyer acknowledges that it has had
                ----------------------
ample opportunity to inspect, investigate and review the Assets, the Business and the Company's and Seller's books and records relating thereto.

          4.6.  Association with Seller.  (a) Buyer represents and warrants to
                -----------------------
and covenants with Seller that it will not hold itself, its Affiliates, directors, officers, employees or agents or the Buyer Associated Representatives out as partners, principals, employees, agents or associates of Seller or any of its Affiliates, including, without limitation, in connection with the transactions contemplated by this Agreement or any other agreement contemplated hereby.

          (b) Buyer acknowledges and agrees that the Buyer Associated Representatives have not acted and will not act on behalf of Seller or any of its Affiliates (as partners, principals, employees, agents, associates or otherwise) in connection with the transactions contemplated by this Agreement or any other agreement contemplated hereby, and that the Buyer Associated Representatives have acted and will act on behalf of Buyer in connection with the foregoing transactions, except that the Buyer Associated Representatives have, at Seller's request, prepared the Disclosure Schedules on behalf of Seller.

          4.7.  Financing Materials.  Buyer acknowledges and agrees that Seller
                -------------------
(other than the Buyer Associated Representatives) did not participate in any manner in the preparation or provision of any memorandum, prospectus or other documentation or any financial or operating information or data provided to any person or entity in connection with the financing of the Purchase Price by Buyer or any contemporaneous securities offering in connection with the transactions contemplated hereby, that the participation by the Buyer Associated Representatives was solely on behalf of Buyer and that Seller shall have no liability whatsoever to any person or entity with respect to any such documentation, information or data.

          4.8.  Consents.  Buyer acknowledges that certain consents and waivers
                --------
with respect to the transactions contemplated by this Agreement which may be required (a) from parties to any contracts and agreements, operating, non-competition, acquisition, shareholder, marketing and servicing, loan, partnership, advertising, distribution, solicitation and hardware/software agreements, notes, guarantees, purchase commitments, promotional, lease and other agreements to which the Company is a party ("Agreements") or (b) pursuant
                                                   ----------
to any license, permit or franchise issued by any foreign or domestic governmental authority or third party and held by the Company ("Licenses") may
                                                                --------
not be obtained. Buyer agrees that Seller shall not have any liability whatsoever to Buyer arising out of or relating to the failure to obtain any consents or waivers that may be required in connection with the transactions contemplated by this Agreement or because of the termination of any Agreement or License as a result thereof. Buyer further agrees that no representation, warranty or covenant of Seller contained herein shall be breached or deemed breached as a result of (i) the failure to obtain any such consent or waiver, (ii) any such termination or (iii) any lawsuit, action, proceeding or investigation commenced or threatened by or on behalf of any person or entity arising out of or relating to the failure to obtain any such consent or waiver or any such termination. If any consent or waiver with respect to an Agreement or License is not obtained, Seller will cooperate with Buyer in any reasonable arrangement necessary to provide that Buyer shall receive substantially all beneficial interest and benefits in, to and under such Agreement or License.

          4.9.  Cooperation; Records.  (a) After the Closing Date, upon
                --------------------
reasonable written notice, Buyer and the Company, on the one hand, and Seller, on the other, shall furnish or cause to be furnished to the other and their respective employees, counsel, auditors and representatives access, during normal business hours, such information and assistance relating to the Company as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any tax returns, reports or forms or the defense of any tax claim or assessment or in connection with any claim or proceeding arising out of the Business prior to the Closing Date. None of Buyer, the Company or Seller shall be required by this Section 4.9 to take any action that would unreasonably disrupt the normal operations of Seller, Buyer or the Company.

          (b) Seller shall have the right to retain copies of financial books, records and information in its possession related to the Business or the Company, provided that the use by Seller of such financial books, records and information shall be subject to Section 6.10(e).

5.  Indemnification.
    ---------------

          5.1.  Seller Indemnity.  Seller agrees to indemnify and hold Buyer and
                ----------------
the Company and their respective directors, officers, employees and agents (the "Buyer Indemnified Parties") harmless against and in respect of (i) any claim,
 -------------------------
cost, loss, liability or damage incurred or sustained by the Buyer Indemnified Parties as a result of (A) any misrepresentation or breach of warranty by Seller contained herein or (B) a breach by Seller of any covenant or other agreement contained herein; (ii) any third party claim or liability to which the Company was subject or damage to a third party for which the Company was liable, in each case, prior to the opening of business on December 13, 1998 (whether asserted or unasserted, known or unknown, or discovered or undiscovered) as a result of the operation of the Business prior to the opening of business on December 13, 1998, except to the extent such claim, liability or damage is reflected on the December 12 Balance Sheet and other than any such claim, liability or damage disclosed herein or actually known by Buyer and except with respect to any employee benefit liabilities allocated to Buyer under Section 4.3; and (iii) all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Buyer or its Affiliates in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 5.1. Notwithstanding any provision of this Section 5.1 to the contrary, Seller and its successors, assigns and Affiliates (other than the Company) shall have no obligation or liability with respect to any act, omission or conduct of any of the Buyer Associated

Representatives on and after the open of business on December 13, 1998 in connection with the transactions contemplated by this Agreement or any other agreement contemplated hereby, other than the preparation of the Disclosure Schedules ("Buyer Associated Representatives' Conduct").
            -----------------------------------------

          5.2.  Buyer Indemnity.  Buyer and the Company, jointly and severally
                ---------------
agree to indemnify and hold Seller and its Affiliates (other than the Company) and the partners, principals, officers, employees and agents of Seller and such Affiliates of Seller (the "Seller Indemnified Parties") harmless against and in
                           --------------------------
respect of (i) any claim, cost, loss, liability or damage incurred or sustained by the Seller Indemnified Parties as a result of (A) any misrepresentation or breach of warranty by Buyer contained herein or (B) a breach by Buyer or the Company of any covenant or other agreement contained herein; (ii) any third party claim or, liability or damage to a third party incurred or sustained by Seller Indemnified Parties as a result of the operation of the Business following the opening of business on December 13, 1998 except with respect to any employee benefits liabilities allocated to Seller under Section 4.3; (iii) any and all Buyer Associated Representatives' Conduct at any time on and after the open of business on December 13, 1998; (iv) any claim, liability or damage incurred or sustained by any Seller Indemnified Parties arising out of any of the documentation, information or data referred to in Section 4.7; and (v) all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Seller or its Affiliates in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 5.2.

          5.3.  Procedures for Indemnification.  Promptly after receipt by an
                ------------------------------
indemnified party under this Section 5 of notice of any claim, the commencement of any action, or the discovery of any facts or circumstances which could reasonably result in, if not attended to, a claim or commencement of any action, the indemnified party shall, if a claim in respect thereof is to be or may be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the claim, the commencement of that action or state of facts or circumstances; provided that the failure to notify the
                                 --------
indemnifying party shall not affect the indemnified party's rights to indemnification hereunder unless such failure to notify has materially prejudiced the indemnifying party. If any such claim shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall have the right to assume the defense of any such action or proceeding at its expense, provided that the selection of counsel is approved by the indemnified party (which approval will not be unreasonably withheld).
The indemnified party shall have the right to participate in (but not control) the defense of an action or proceeding defended by the indemnifying party hereunder. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that the indemnified
                                     --------  -------
patty shall have the right to employ counsel to represent it if, in the indemnified party's reasonable judgment, it is advisable for the indemnified party to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnified party. An indemnifying party shall not be liable under Section 5.1 or 5.2 for any settlement effected without its written consent, which consent will not be unreasonably withheld, of any claim, action or proceeding in respect of which indemnity may be sought hereunder. The parties each agree to render to the other parties such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding.

          5.4.  Additional Agreements.  (a) The indemnities provided in this
                ---------------------
Section 5 shall survive the Closing Date, except that: (i) Seller shall not be liable for any indemnification claim hereunder with respect to a misrepresentation or a breach of any warranty contained in (A) subsection 3.1(m), unless notice of such claim shall have been delivered in accordance with this Section 5 on or before 30 days after the expiration of the longest statute of limitations applicable to the relevant claim against Seller or its Affiliates for matters described in subsection 3.1(m), (B) subsection 3.1(p), unless notice of such claim shall have been delivered in accordance with this Section 5 on or before 30 days after the expiration of the longest statute of limitations applicable to the relevant claim against Seller or its Affiliates by the relevant taxing authority for matters described in Section 3.1(p) and (C) any subsection of Section 3.1 (other than subsections 3.1(m) and (p)), unless notice of such claim shall have been delivered in accordance with this Section 5 on or before the date that is 12 months after the Closing Date; and (ii) Buyer shall not be liable for any indemnification claim hereunder with respect to a misrepresentation or a breach of any warranty contained in (A) subsection 3.2(f), unless notice of such claim shall have been delivered in accordance with this Section 5 on or before 30 days after the expiration of the longest statute of limitations applicable to the relevant claim against Buyer or Seller under the HSR Act or the HSR Rules in connection with the transactions contemplated herein and the matters described in Section 3.2(f) and (B) any subsection of
Section 3.2 (other than subsection 3.2(f)), unless notice of such claim shall have been delivered in accordance with this Section 5 on or before the date that is 12 months after the Closing Date.

          (b) The amount of any loss, liability, claim, damage, expense or Tax (collectively, a "Loss") for which indemnification is provided under this
                  ----
Section 5 shall not be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder or (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for United States federal income tax purposes.

          (c) The aggregate indemnification obligations of Seller pursuant to subsection 5.1(i)(A) hereunder shall not exceed $10 million. The aggregate indemnification obligations of Buyer pursuant to subsection 5.2(i)(A) hereunder shall not exceed $10 million.

          (d) Seller, on the one hand, and Buyer and the Company, on the other hand, shall not be liable pursuant to Section 5.1(i)(A), in the case of Seller, and 5.2(i)(A), in the case of Buyer and the Company, for any losses or claims resulting from a misrepresentation or breach of warranty until the aggregate amount of all such losses and claims exceeds $200,000, at which time such parties shall be liable in respect of all such losses and claims, including such $200,000.

          (e) Buyer, the Company and Seller acknowledge and agree that their sole and exclusive remedy with respect to any and all claims relating to this Agreement, the transactions contemplated hereby, the Company and its assets, liabilities and business shall be pursuant to the indemnification provisions set forth in this Section 5 (except for remedies with respect to the Transition Agreement which shall be governed thereby). In furtherance of the foregoing, Buyer, the Company and Seller hereby waive, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action Buyer or the Company may have against Seller, on the one hand, and any and all rights, claims and causes of action Seller may have against Buyer or the Company on the other hand, arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Section 5). Notwithstanding the foregoing, Buyer, the Company and Seller agree that the limitation on remedies described in the first sentence of this Section 5.4(f) and the waiver of rights, claims and causes of action described in the second sentence of this Section 5.4(f) shall not apply to the extent that the other party has engaged in criminal, fraudulent or willful misconduct.

6.  Miscellaneous.
    -------------

          6.1.  Public Announcements.  No party may, or may permit its
                --------------------
Affiliates to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Buyer and Seller, except that, (i) Buyer and Seller may each make such communications with employees, customers, suppliers, lenders, lessors, shareholders, partners, principals and advisors to the extent necessary to carry out the ordinary business of Buyer and Seller, respectively, (ii) Buyer and Seller may each make such disclosures that are required by applicable law, rule, regulation, professional standard or responsibility, court order or other legal process, provided that, in any such case, the party proposing to make such disclosure shall consult in good faith with the other party as far in advance as practicable to such disclosure and (iii) Seller and Buyer may advise their clients, prospective clients, vendors, suppliers and lessors of this Agreement and the transactions contemplated hereby as required by applicable law, rule, regulation, professional standard or responsibility or contractual obligation or to avoid marketplace confusion.

          6.2.  Expenses.  Subject to Section 6.3, each of the parties hereto
                --------
shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, attorneys' and accountants' fees. The foregoing shall not affect the legal right, if any, that any party hereto may have to recover expenses from any other party that breaches its obligations hereunder.

          6.3.  Transfer Taxes and Recording Expenses.  All taxes (other than
                -------------------------------------
income or similar taxes), recording, registration and other similar fees payable in connection with the transfer of the Membership Interests and the assets of the Company will be paid half by Buyer and half by Seller. Neither Buyer nor Seller makes any representations regarding the tax consequences of the transactions contemplated by this Agreement or the other agreements contemplated hereby. Buyer and Seller shall cooperate in the preparation, execution and filing of all required returns and related documents.

          6.4.  Notices.  All notices, requests, demands and other
                -------
communications which are required or may be given under this Agreement shall be in writing (including by facsimile transmission) and shall be deemed to have been duly given (a) when delivered by hand (b) three business days after it is mailed, via certified or registered mail, return receipt requested with postage prepaid, (c) when sent by telex, telegram or facsimile (with receipt confirmed) or (d) one business day after its is sent by a nationally recognized overnight delivery service as follows:

          (a)  If to Seller:

          Deloitte & Touche LLP
          1633 Broadway
          New York, NY 10019
          Tel: (212) 492-4136
          Fax: (212) 492-4995
          Attention: Mr. Alan S. Bernikow

          with copies to:

          Deloitte & Touche LLP
          1633 Broadway
          New York, NY 10019
          Attention: Office of the General Counsel
          Tel: (212) 489-1600
          Fax: (212) 492-4201

          and

          Kramer Levin Naftalis & Frankel LLP
          919 Third Avenue
          New York, NY 10022
          Tel: (212) 715-9100
          Fax: (212) 715-8000
          Attention: Thomas E. Molner, Esq.

          (b)  If to Buyer or the Company:

          RC Transaction Corp.
          c/o Re:sources Connection LLC
          Three Imperial Promenade
          Santa Ana, CA 92707-5092
          Tel.: (714) 433-6000
          Fax: (714) 433-6100
          Attention: Mr. Donald B. Murray

          with copies to:

          O'Melveny & Myers
          610 Newport Center Drive
          Newport Beach, CA 92660
          Tel.: (949) 760-9600
          Fax: (949) 823-6994
          Attention: David A. Krinsky, Esq.

          Evercore Capital Partners L.P.
          65 East 55th Street, 33rd  floor
          New York, NY 10022
          Tel.: (212) 857-3100
          Fax: (212) 857-3101
          Attention: Mr. David G. Offensend

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York 10017
          Telephone No. (212) 455-2000
          Telecopy No. (212) 455-2502
          Attention: Mario A. Ponce, Esq.

or to such other address or to the attention of such other person as any party shall have specified by notice in writing to the other parties.

          6.5.  Entire Agreement.  This Agreement (including the Exhibits and
                ----------------
Schedules hereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

          6.6.  Binding Effect.  This Agreement shall inure to the benefit of
                --------------
and be binding upon the parties hereto and their respective successors and assigns.

          6.7.  Assignability.  This Agreement shall not be assignable, in whole
                -------------
or in part, by any party hereto without the prior written consent of the other parties hereto, except that Buyer and the Company may, without the prior written consent of any party, assign in whole, but not in part, all of their rights, interests and obligations hereunder and under the Transition Agreement to any lender providing financing for the transactions contemplated hereby in the event of a foreclosure by any such lender or a sale of collateral after foreclosure by any such lender; provided, however, that no such assignment by Buyer and the Company pursuant to this sentence shall relieve Buyer and the Company of any of their respective obligations under this Agreement or the Transition Agreement; provided, further, that Buyer and the Company may assign, in whole or in part, any rights to receive money due, or money to become due, under this Agreement.

          6.8.  No Third Party Beneficiaries.  Nothing herein expressed or
                ----------------------------
implied shall confer upon any of the employees of the Company, Seller, Buyer, or any of their Affiliates, any rights or remedies, including, without limitation, any right to employment, or continued employment for any specified period, of any nature or kind under or by reason of the Agreement. Nothing in this Agreement will confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, except as provided in Section 5 with respect to indemnified persons.

          6.9.  Amendment; Waiver.  This Agreement may be amended, supplemented
                -----------------
or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          6.10.  Covenants Relating to Competition.
                 ---------------------------------

          (a) Background.  Seller acknowledges and agrees that, subject to the
              ----------
terms of, and in accordance with, this Agreement, Seller and DTAC are selling to Buyer all of the Membership Interests together with the goodwill of the Company and the Business, and that after the Closing Date, Buyer shall be entitled to protect and preserve the same to the maximum extent permitted by law. For these and other reasons, and as an inducement to Buyer to enter into this Agreement, Seller is making the covenants set forth in this Section 6.10.

          (b) Covenant Not to Compete.  Seller agrees that for a period of four
              -----------------------
years after the Closing Date neither Seller nor any of its subsidiaries or any member firm of Deloitte Touche Tohmatsu (the "Member Firms") will, for its own
                                              ------------
benefit or as agent for another, engage directly, or through a joint venture with, any present or future, foreign or domestic enterprise in the Business (as defined below) anywhere in the United States. For purposes hereof, "Business"
                                                                     --------
means the business of providing contract staffing services which have all of the following characteristics: (i) provided employees are hired by the provider solely for the purpose of filling positions at clients of the provider on a temporary basis in the areas of accounting, finance or information technology (the "Provided Employees"), (ii) any Provided Employees work under the direct
      ------------------
supervision of the provider's clients, (iii) no written assurances relating to the work performed by the Provided Employees are given by the provider to its clients and (iv) no reports are supplied or issued by the provider on its letterhead or signed by any of its officers or partners to its clients with respect to the work performed by the Provided Employees.

          Without limitation, nothing in this Section 6.10(b) shall preclude Seller or its subsidiaries or any Member Firm from (x) using their personnel in a loaned staff capacity or (y) allowing their personnel to work on a less than full time basis in accordance with the human resource policies of Seller, its subsidiaries and any Member Firm, as such policies may be amended from time to time. "Loaned staff capacity" means the lending of employees of Seller, its subsidiaries or any Member Firm on an interim basis from time to time as an ancillary service to Seller's, any subsidiary's or any Member Firm's business to clients in order to provide support and services to such clients.

          Further, without limitation, nothing in this Section 6.10(b) shall preclude Seller, its subsidiaries or any Member Firm from entering into any business after the Closing Date which does not have all of the characteristics described in clauses (i) through (iv) of the first paragraph of this Section 6.10(b). Seller acknowledges that as of the Closing Date the only business unit of Seller and its subsidiaries organized to provide services which meet the definition of the "Business" is the Company. In the event that the immediately preceding sentence is untrue, no actions or consequences shall result therefrom if such circumstance has been remedied by Seller within six months of written notification thereof by Buyer or the Company.

          If Seller or any of its subsidiaries intends to directly or indirectly acquire any business or entity which includes a business unit or entity that would compete with Buyer or the Company by providing services which would otherwise be in breach of this Section 6.10(b) (such business unit or entity, a "Competing Business"), Seller shall give Buyer written notice of such
 ------------------
acquisition. Seller shall use its commercially reasonable best efforts to dispose, or cause its subsidiary to dispose, of such Competing Business as soon as practicable after the consummation of the acquisition and, in any event, Seller shall consummate the disposition of such Competing Business within 12 months after its acquisition.

          Notwithstanding the foregoing, the provisions of this Section 6.10(b) shall not apply following a Big Five Merger to activities of Seller, its subsidiaries or a Member Firm which result from the continuation of existing operations of the Big Five Accounting Firm with which such Big Five Merger is consummated, as such operations are continued or expanded after such consummation. As used herein, "Big Five Accounting Firm" shall mean Seller, Arthur Andersen LLP, PricewaterhouseCoopers, Ernst & Young LLP and KPMG Peat Marwick and their respective successors. "Big Five Merger" means a merger, acquisition or other business combination involving a Big Five Accounting Firm and Seller.

          (c) Non-Solicitation of Employees.  (i) Seller agrees that for a
              -----------------------------
period of one year following the Closing Date neither Seller nor any of its subsidiaries will hire or solicit to hire any Buyer Professional; provided, however, that nothing in this subsection (c) (i) shall prohibit Seller or any of its subsidiaries from hiring an individual who has approached Seller or any of its subsidiaries (x) on his or her own initiative and without encouragement or solicitation by Seller or any of its subsidiaries, or (y) as a result of published advertisements or a general public solicitation.

          (ii) Buyer and the Company agree that for a period of one year following the Closing Date neither Buyer nor the Company nor any of their subsidiaries will hire or solicit to hire any Seller Professional; provided, however, that nothing in this subsection (c)(ii) shall prohibit Buyer or the Company or any of their subsidiaries from hiring an individual who has approached Buyer or the Company or any of their subsidiaries (x) on his or her own initiative and without encouragement or solicitation by Buyer or the Company or any of their subsidiaries or (y) as a result of published advertisements or a general public solicitation.

          (d) Non-Solicitation of Customers.  (i) Seller agrees that for a
              -----------------------------
period of 18 months following the Closing Date, neither Seller nor any of its subsidiaries will directly solicit any client of the Company as of December 12, 1998 to cease purchasing services that constitute the Business from the Company, by disparaging the Company, provided that this subsection (d) shall not apply to activities of Seller or any of its subsidiaries in connection with marketing or rendering services not prohibited under subsection (b) above.

          (ii) Buyer and the Company agree that for a period of 18 months following the Closing Date, neither they nor any of their subsidiaries will directly solicit any client of Seller as of December 12, 1998 to cease purchasing services from Seller by disparaging Seller, provided that this subsection (d) shall not apply to activities of Buyer or the Company or any of their respective subsidiaries in connection with marketing or rendering services.

          Notwithstanding the foregoing, violations of Sections 6.10(b), (c) or
(d) by Seller or its subsidiaries or any Member Firm will not constitute a breach of this Agreement unless such violation continues unremedied for a period of 6 months after Seller's receipt of written notice of such violation from Buyer or the Company. Seller hereby undertakes to use its commercially reasonable efforts to monitor the compliance with the covenants contained in Sections 6.10(b), (c) or (d) by its officers, employees and agents and to provide prompt notice to Buyer and the Company of any violation hereof.

          (e) Non-Disclosure.  Seller agrees, after the Closing Date, that
              --------------
neither Seller nor any of its subsidiaries shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other proprietary or confidential information (including, but not limited to, any customer list, record or financial information) of the Company; provided, however, that this subsection (e) shall not prohibit (i) disclosure of any such information to Buyer or (ii) use of any such information by Seller as is reasonably necessary for financial reporting and accounting matters, including, without limitation, the preparation of tax returns and other filings; provided however, this subsection (e) shall not apply to information that (A) was in the public domain before the date of this Agreement or subsequently came into the public domain other than as a result of disclosure by Seller or any of its subsidiaries in breach of this Agreement, (B) was lawfully received by Seller or any of its subsidiaries from a third party free of any obligation of confidence of or to such third party, (C) is required to be disclosed in a judicial or administrative proceeding or by law, (D) is independently developed by employees, consultants or agents of the Seller or any of its subsidiaries without reference to the information, (E) is disclosed in connection with any judicial or administrative proceeding involving Seller, on the one hand, and Buyer and/or the Company, on the other hand, relating to this Agreement and the transactions contemplated hereby or (F) is permitted to be disclosed by this Agreement.

          (f) Use of "Re:sources Connection" Name.  Seller agrees that, pursuant
              -----------------------------------
to the purchase and sale of the Membership Interests in accordance with this Agreement, Buyer is acquiring, among other things, all rights, title and interest of Seller in and to the "Re:sources Connection" name and any and all variants or derivatives thereof. Seller agrees that following the Closing Date, Seller shall not, and Seller shall cause each of its subsidiaries and the Member Firms not to, use the "Re:sources Connection" name or mark or any confusingly similar variant or derivative thereof in connection with the advertisement, marketing, sale or provision of any of their respective goods or services anywhere in the world in the case of Seller and its subsidiaries, and anywhere in the United States, in the case of the Member Firms; provided, that Seller may refer to the name "Re:sources Connection," with the approval of Buyer, such approval not to be unreasonably withheld, to carry out its legal and contractual obligations in a public offering or private placement of Seller's or its Affiliates securities, in biographies of persons associated with Seller or its Affiliates who were formerly associated with the Company or in historical, factual descriptions of the evolution of the Seller.

          (g) Section 6.10 Definitions.  For the purposes of this Section 6.10,
              ------------------------
(i) "Buyer Professional" means a professional employee as of the Closing Date of
     ------------------
Buyer or any of its controlled Affiliates or subsidiaries; and (ii) "Seller
                                                                     ------
Professional" means a professional employee as of the Closing Date of Seller or
------------
any of its Affiliates or subsidiaries (other than the Company).

          (h) Enforcement.  (i) Seller recognizes and agrees that a breach by
              -----------
Seller or any of its subsidiaries or any Member Firm of any of the covenants of such Persons set forth in this Section 6.10 could cause irreparable harm to Buyer, that Buyer's remedies at law in the event of such breach may be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against Seller or any of its subsidiaries, in addition to any other rights and remedies which are available to Buyer.

          (ii) Buyer and the Company recognize and agree that a breach by Buyer, the Company or any of their subsidiaries of any of the covenants of such Persons set forth in this Section 6.10 could cause irreparable harm to Seller, that Seller's remedies at law in the event of such breach may be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against Buyer, the Company or any of their subsidiaries in addition to any other rights or remedies which may be available to Seller.

          (iii) If this Section 6.10 is more restrictive than permitted by the laws of any jurisdiction in which Buyer or Seller seeks enforcement hereof, this
Section 6.10 shall be limited to the extent required to permit enforcement under such laws. If, in any proceeding, a court or arbitrator shall refuse to enforce any covenant contained in this Section 6.10, then such unenforceable covenant shall be deemed eliminated from this Section 6.10 solely for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced. If any provision of this Section 6.10 shall ever be deemed to exceed the duration or geographic limitations or scope permitted by applicable law, then such provision shall be reformed to the maximum time or geographic limitations or scope, as the case may be, permitted by applicable law.

          6.11.  Section Headings; Table of Contents.  The section headings
                 -----------------------------------
contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          6.12.  Severability.  Every provision of this Agreement is intended to
                 ------------
be severable. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable such provision shall be enforced to the maximum extent permitted by law, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

          6.13.  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          6.14.  APPLICABLE LAW; JURISDICTION; VENUE.  THIS AGREEMENT SHALL BE
                 -----------------------------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR TO THE TRANSACTIONS CONTEMPLATED HEREBY ("PROCEEDINGS"), EACH PARTY
                                             -----------
IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY; AND (II) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                              DELOITTE & TOUCHE LLP

                              By:
                                 -------------------------------
                                 Name:
                                 Title:

                              DELOITTE & TOUCHE ACQUISITION COMPANY LLC

                              By:
                                 -------------------------------
                                 Name:
                                 Title:

                              RC TRANSACTION CORP.

                              By:
                                 -------------------------------
                                 Name:
                                 Title:

                              RE:SOURCES CONNECTION

                              By:
                                 -------------------------------
                                 Name:
                                 Title: